EXHIBIT 5.1

Michael M. Stewart Direct Tel: (405) 235-7747 Direct Fax: (405) 272-5238	michael.stewart@crowedunlevy.com

February 2, 2007

GMX Resources Inc. One Benham Place, Suite 600 9400 North Broadway Oklahoma City, Oklahoma 73114

Ladies and Gentlemen:

We have acted as counsel for GMX Resources Inc., an Oklahoma corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (Registration No. 333-134911) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), which first became effective on July 3, 2006, relating to certain securities of the Company, and the prospectus contained in the Registration Statement (the "Base Prospectus"). We have also participated in the preparation of the prospectus supplement dated February 2, 2007 (the "Prospectus Supplement") to the Base Prospectus relating to the offering and sale of 2,000,000 shares of Common Stock, par value $0.001 per share, of the Company (the "Common Stock") pursuant to a Placement Agency Agreement dated February 1, 2007 (the "Placement Agency Agreement") between the Company and the placement agent named therein and to those certain Subscription Agreements between the Company and the investors named therein to issue and sell to such investors the shares of Common Stock (the "Subscription Agreements").

We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Company's Restated Certificate of Incorporation, as amended (together with the related Certificates of Designation), and Amended and Restated Bylaws; (ii) the Registration Statement; (iii) the Base Prospectus; (iv) the Prospectus Supplement; and (v) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. As to any facts material to the opinions contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those

GMX Resources Inc.
February 2, 2007

documents; and (iv) the Common Stock will be sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement, the Prospectus Supplement, the Placement Agency Agreement and the Subscription Agreements.

Based on the foregoing, we are of the opinion that the Common Stock has been duly authorized and, when issued and paid for as contemplated in the Placement Agency Agreement and the Subscription Agreements, will be legally issued, fully paid and non-assessable.

We are members of the bar of the State of Oklahoma. The opinions expressed herein are limited exclusively to the federal laws of the United States of America and the laws of the State of Oklahoma, and we express no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name in the Prospectus Supplement forming a part of the Registration Statement under the caption "Legal Matters." By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

No opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is based upon the law in existence on the date of this letter, and we assume no responsibility or obligation to monitor any change in any such law or to modify this opinion as a result thereof.

Very truly yours,

/s/ Michael M. Stewart

Michael M. Stewart
For the Firm